EXHIBIT 99.1

Adesto Technologies Announces Fourth Quarter and Full Year 2015 Financial Results

Fourth Quarter Revenue Increases 14.1% Year-over-Year; Gross Margin Remains Above 45%

SUNNYVALE, Calif., Feb. 11, 2016 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter and Recent Highlights:

  Revenue increased 14.1% year-over-year and 6.1% sequentially to $11.8 million;
  Gross margin was 45.6%, compared to 40.5% in the fourth quarter of 2014 and 45.2% in the third quarter of 2015;
  Adjusted EBITDA for the fourth quarter of 2015 was a loss of $494,000, compared to a loss of $442,000 in the fourth quarter of 2014 and a loss of $436,000 in the third quarter of 2015; and
  Launched a new line of extended voltage range Fusion XV serial Flash memory products.

Full Year 2015 Highlights:

  Revenue increased 4.3% to $43.3 million;
  Gross margin increased to 42.7% from 38.4% in 2014;
  Secured 135 new design wins compared to 65 in 2014 and 32 in 2013; and
  Completed an initial public offering in October 2015, raising approximately $22.1 million in net proceeds.

“We ended the year strong with fourth quarter revenue growing 14.1% over the prior year period and gross margin above 45%,” said Narbeh Derhacobian, Adesto’s president and CEO. “Revenue growth was driven by an increasing number of design wins ramping into production across our industrial, consumer and communications markets. We also more than doubled design wins year-over-year to 135 in 2015, creating a strong foundation for continued growth in 2016 and beyond.

“Key to our revenue and design win success are the differentiated features of our non-volatile memory solutions, including ultra-low power, high speed, reduced energy consumption and integrated intelligence. We believe these features are also particularly critical for the next-generation memory requirements of IoT and wearable applications.

“Also throughout the year, we made significant progress on our product roadmap in order to increase our addressable market opportunities. This includes the expansion of product densities, integration of enhanced feature sets and smaller form factors for targeted applications, combined with further traction for our CBRAM devices, the first commercially available resistive RAM technology.

“In summary, I believe our strong design win momentum, expanding product offerings and increasing market penetration have positioned us well for continued growth in the coming year.”

Fourth Quarter 2015 Results
Revenue in the quarter ended December 31, 2015 was $11.8 million, an increase of 14.1% from $10.4 million in the fourth quarter of 2014 and an increase of 6.1% from $11.1 million in the third quarter of 2015.

Gross margin in the fourth quarter of 2015 was 45.6%, compared to 40.5% in the fourth quarter of 2014 and 45.2% in the third quarter of 2015. The year-over-year increase in gross margin was due primarily to favorable product mix and the benefits from product cost improvements.

GAAP net loss in the fourth quarter of 2015 was $3.3 million, or $0.32 per share, compared to GAAP net loss of $1.4 million, or $2.50 per share, in the prior year quarter and GAAP net loss of $1.1 million, or $1.90 per share, in the prior quarter.

Adjusted EBITDA for the fourth quarter was a loss of $494,000, compared to a loss of $442,000 in the fourth quarter of 2014 and a loss of $436,000 in the third quarter of 2015.

On a non-GAAP basis, net loss in the fourth quarter of 2015 was $0.9 million, or $0.07 per share, compared to a net loss of $1.2 million, or $0.12 per share, in the fourth quarter of 2014 and a net loss of $1.1 million, or $0.12 per share, in the third quarter of 2015.

A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and cash equivalents totaled $23.1 million as of December 31, 2015, compared to $6.0 million as of December 31, 2014.

Business Outlook
For the first quarter of 2016, the Company expects revenue to range between $11.8 million and $12.0 million. Gross margin is expected to be between 43% and 45%, and operating expenses are expected to range between $8.0 million and $8.3 million. For the full year, the Company expects revenue growth in excess of 30% based on its current design win pipeline and customer activity.

Conference Call Information
Adesto will host a conference call today at 7:00 a.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-855-715-1006 and providing confirmation code 21651640. International callers may join the teleconference by dialing +1-440-996-5684 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Monday, February 15, 2016 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The pass code is 21651640.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies.   These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.  Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Revaluation of preferred stock warrants: We have excluded the effect of the revaluation of preferred stock warrants from our non-GAAP financial measures. Revaluation of our preferred stock warrants is a non-cash expense and we evaluate our financial performance excluding the impact of any revaluation of preferred stock warrants. Upon the completion of our initial public offering in October 2015, all preferred stock warrants converted to common stock warrants, as a result there will be no preferred stock revaluation income or expense in future periods.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net loss and net loss per share. Non-GAAP net loss is net loss as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and the revaluation of preferred stock warrants. Non-GAAP net loss per share is non-GAAP net loss divided by non-GAAP diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding was computed to give effect to the conversion of all outstanding convertible preferred stock which occurred in connection with our initial public offering in October 2015, as if conversion had occurred at the beginning of the period.
  Adjusted EBITDA is net loss as reported on our consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net loss as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto is a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products. The company has designed and built a portfolio of innovative products, including Fusion Serial Flash, DataFlash® and Conductive Bridging RAM (CBRAM®). CBRAM® is a breakthrough technology platform that enables 100 times less energy consumption than today’s memory technologies without sacrificing speed and performance. Founded in 2007 in Sunnyvale, CA, Adesto holds more than 100 patents with dozens more in process and is working with visionary companies across various industries to deploy its technology to the market. For more information, please visit http://www.adestotech.com.

Forward looking Statements
The quotes of our Chief Executive Officer in this release regarding our prospects for growth, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of February 11, 2016, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 11, 2016 press release, or to reflect the occurrence of unanticipated events.

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$23,089	$5,972
Accounts receivable, net	6,536	1,994
Inventories	7,368	7,453
Prepaid expenses	1,155	239
Deferred tax asset, current	-	291
Other current assets	1,186	1,095
Total current assets	39,334	17,044
Property and equipment, net	909	1,725
Deferred tax assets, non-current	-	1,861
Intangible assets, net	9,559	10,795
Other non-current assets	114	-
Goodwill	22	22
Total assets	$49,938	$31,447
Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Revolving line of credit	$-	$4,273
Accounts payable	9,680	7,814
Income taxes payable	52	134
Accrued compensation and benefits	893	877
Accrued expenses and other current liabilities	1,413	1,334
Deferred tax liability, current	-	726
Term loan	5,606	6,476
Total current liabilities	17,644	21,634
Preferred stock warrant liability	-	122
Term loan	7,814	-
Deferred tax liability, non-current	1	1,453
Other liabilities, non-current	-	23
Total liabilities	25,459	23,232

Convertible preferred stock	-	78,467
Stockholders' equity (deficit)
Common stock	2	-
Additional paid-in capital	107,167	3,912
Accumulated other comprehensive income	(146)	(3)
Accumulated deficit	(82,544)	(74,161)
Total stockholders' equity (deficit)	24,479	(70,252)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$49,938	$31,447

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2015	December 31, 2014	September 30, 2015	2015	2014

Revenue	$11,826	$10,369	$11,143	$43,259	$41,465
Cost of revenue	6,429	6,165	6,110	24,775	25,532
Gross profit	5,397	4,204	5,033	18,484	15,933
Operating expenses:
Research and development	3,482	3,035	3,217	12,795	14,410
Sales and marketing	2,156	1,843	2,126	8,345	7,211
General and administrative	1,389	547	919	3,978	2,356
Total operating expenses	7,027	5,425	6,262	25,118	23,977
Loss from operations	(1,630)	(1,221)	(1,229)	(6,634)	(8,044)
Other income (expense):
Interest expense, net	(293)	(253)	(336)	(1,115)	(864)
Other income (expense), net	(1,478)	109	494	(695)	114
Total other income (expense), net	(1,771)	(144)	158	(1,810)	(750)
Loss before provision for (benefit from) income taxes	(3,401)	(1,365)	(1,071)	(8,444)	(8,794)
Provision for (benefit from) income taxes	(137)	15	5	(61)	140
Net loss attributable to common stockholders	$(3,264)	$(1,380)	$(1,076)	$(8,383)	$(8,934)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.32)	$(2.50)	$(1.90)	$(2.79)	$(16.48)
Weighted average number of shares used in computing net loss per share attributable to common stockholders
Basic and diluted	10,265,617	551,031	564,896	3,007,929	542,248

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2015	December 31, 2014	September 30, 2015	2015	2014
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(3,264)	$(1,380)	$(1,076)	$(8,383)	$(8,934)
Stock-based compensation expense	590	42	85	787	246
Revaluation of preferred stock warrants	1,428	(168)	(441)	906	(206)
Amortization of acquisition-related intangible assets	309	309	309	1,236	1,236
Non-GAAP net loss	(937)	(1,197)	(1,123)	(5,454)	(7,658)
Interest expense	300	253	336	1,122	864
Provision for (benefit from) income taxes	(137)	15	5	(61)	140
Depreciation and amortization	280	487	346	1,453	1,852
Adjusted EBITDA	$(494)	$(442)	$(436)	$(2,940)	$(4,802)

Non-GAAP diluted net loss per share	$(0.07)	$(0.12)	$(0.12)	$(0.52)	$(0.79)

Reconciliation of shares used in computing non-GAAP net loss per share:
Diluted shares:
Weighted-average shares used in calculating
GAAP diluted net loss per share	10,265,617	551,031	564,896	3,007,929	542,248
Incremental shares upon conversion of convertible preferred stock in connection with IPO	2,972,198	9,114,739	9,114,739	7,566,482	9,114,739
Weighted-average shares used in calculating non-GAAP diluted net loss per share	13,237,815	9,665,770	9,679,635	10,574,411	9,656,987

Company Contact:
David Viera
Director, Corporate Communications
P: 408-419-4844
E: david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Matt Kreps, Managing Director
P: 214-272-0073
Leanne K. Sievers, Executive Vice President
P: 949-836-4276
E: sheltonir@sheltongroup.com